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                                                                   EXHIBIT 10.9

                   COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

         THIS COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT ("Agreement"), dated as of August 30,2002, is by and among (a) Congress Financial Corporation (Central), an Illinois corporation, in its capacity as collateral agent and administrative agent pursuant to the Revolving Loan Agreement (as hereinafter defined), acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, "Revolving Loan Agent" as hereinafter further defined), (b) the financial institutions which are parties to the Revolving Loan Agreement as lenders (collectively, the "Revolving Loan Lenders"; together with Revolving Loan Agent, collectively, "Revolving Loan Creditors" as hereinafter further defined), (c) Ableco Finance, LLC, in its capacity as administrative agent pursuant to the Term Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, "Term Loan Agent" as hereinafter further defined), (d) the financial institutions which are parties to the Term Loan Agreement as lenders (collectively, the "Term Loan Lenders"; together with Term Loan Agent, collectively, the "Term Loan Creditors" as hereinafter further defined) and (e) Congress Financial Corporation (Central), an Illinois corporation, in its capacity as collateral agent for the Creditors (in such capacity, "Collateral Agent" as hereinafter further defined).

                                  WITNESSETH:

         WHEREAS, Revolving Loan Creditors and Borrower have entered or are about to enter into financing arrangements pursuant to which Revolving Loan Lenders (or Revolving Loan Agent on behalf of Revolving Loan Lenders) may make loans and advances and provide other financial accommodations to Borrower as set forth in the Loan and Security Agreement, dated of even date herewith, by and among Borrower, Revolving Loan Agent, Bank of America, N.A., as documentation agent, and Revolving Loan Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Revolving Loan Agreement") and other agreements, documents and instruments referred to therein or at any time executed or delivered in connection therewith or related thereto, including, but not limited to, this Agreement (all of the foregoing, together with the Revolving Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Revolving Creditor Agreements"); and

         WHEREAS, Borrower and Term Loan Creditors have entered or are about to enter into financing arrangements pursuant to which Term Loan Lenders (or Term Loan Agent on behalf of Term Loan Lenders) will make a term loan to Borrower as set forth in the Term Loan Agreement, dated of even date herewith, by and among Borrower and Term Loan Creditors (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Term Loan Agreement") and other agreements, documents and instruments


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referred to therein or at any time executed or delivered in connection therewith or related thereto, including, but not limited to, this Agreement (all of the foregoing, together with the Term Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Term Creditor Agreements"); and

         WHEREAS, Creditors desire to enter into this Agreement to (i) appoint Collateral Agent to act on behalf of Creditors (as hereinafter defined) under the Mortgage Note Intercreditor Agreement (as hereinafter defined), (ii) confirm the relative priority of the interests of each Creditor in the assets and properties of Borrower, and (iii) provide for the orderly sharing among Creditors, in accordance with such priorities, of proceeds of such assets and properties upon any foreclosure thereon or other disposition thereof, and related matters;

         NOW THEREFORE, in consideration of the mutual benefits accruing to Creditors hereunder and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

         1.       DEFINITIONS

         As used above and in this Agreement, the following terms shall have the meanings ascribed to them below:

         1.1 "Agreements" shall mean, collectively, the Revolving Creditor Agreements, the Term Loan Creditor Agreements and the Security Agreements.

         1.2 "Availability" shall mean, at any time, the aggregate amount of the Revolving Loans and Letter of Credit Accommodations available to Borrower from Revolving Loan Creditors based on the applicable percentages (as in effect on the date hereof) of the Net Amount of Eligible Accounts and the Value of the various types and categories of Eligible Inventory (as such terms are defined in the Revolving Loan Agreement as in effect on the date hereof) as set forth in Section 2.1 of the Revolving Loan Agreement (determined without regard to any Revolving Loans or Letter of Credit Accommodations then outstanding), and, accordingly, the term "Availability" is used herein to mean the aggregate amount of Revolving Loans and Letter of Credit Accommodations available without any reduction for the amount of Revolving Loans and Letter of Credit Accommodations outstanding.

         1.3 "Borrower" shall mean Anchor Glass Container Corporation, a Delaware corporation, with its chief executive office at One Anchor Plaza, 4343 Anchor Plaza Parkway, Tampa, Florida 33634, together with its successors and assigns and including, without limitation, a receiver, trustee, or debtor-in-possession on behalf of such person or on behalf of any such successor or assign.

         1.4 "Collateral" shall mean all of the property and interests in property, real or personal, tangible or intangible, now owned or hereafter acquired by Borrower in or upon which any


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Creditor at any time has a Lien, and including, without limitation, all proceeds and products of such property and interests in property.

         1.5 "Collateral Agent" shall mean Congress Financial Corporation (Central), an Illinois corporation, in its capacity as collateral agent under the Mortgage Note Intercreditor Agreement, acting for and on behalf of Revolving Loan Creditors and Term Loan Creditors pursuant to the terms hereof, and its successors and assigns (including any replacement or successor agent or additional agent acting for and on behalf of the Revolving Loan Creditors and Term Loan Creditors in such capacity).

         1.6 "Creditors" shall mean, collectively, Revolving Loan Creditors and Term Loan Creditors and their respective successors and assigns; each sometimes being referred to herein individually as a "Creditor".

         1.7 "Insolvency Proceeding" shall mean, as to any Person, any of the following: (a) any case or proceeding with respect to such Person under the U.S. Bankruptcy Code or any other Federal or State bankruptcy, insolvency, reorganization or other law affecting creditors' rights or any other or similar proceedings seeking any stay, reorganization, arrangement, composition or readjustment of the obligations and indebtedness of such Person or (b) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to such Person or any of its assets or (c) any proceeding for liquidation, dissolution or other winding up of the business of such Person or (d) any assignment for the benefit of creditors or any marshalling of assets of such Person.

         1.8 "Lenders" shall mean, collectively, Revolving Loan Lenders and Term Loan Lenders, and their respective successors and assigns.

         1.9 "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights of way and the like), lien (statutory or other), security agreement or transfer intended as security, including without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing.

         1.10 "Lien Enforcement Action" means (a) any action by any Creditor to foreclose on the Lien of such Person in all or a material portion of the Collateral, (b) any action by any Creditor to take possession of, sell or otherwise realize (judicially or non-judicially) upon all or any material portion of the Collateral (including, without limitation, by setoff or notification of account debtors), and/or (c) the commencement by any Lender of any legal proceedings against or with respect to all or any material portion of the Collateral to facilitate the actions described in (a) and (b) above.

         1.11 "Maximum Revolving Loan Debt" shall mean, without duplication, (a) the portion of the aggregate outstanding principal amount of Loans and Letter of Credit Accommodations made or issued pursuant to the Revolving Loan Agreement that does not exceed the lesser of (i)


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$110,000,000 and (ii) 110% of Availability, provided, that the portion of the aggregate outstanding principal amount of Loans and Letter of Credit Accommodations mat are made or issued pursuant to the Revolving Loan Agreement (as in effect on the date hereof) but that are not made or issued intentionally or with actual knowledge that such Loans and Letter of Credit Accommodations cause the aggregate outstanding principal amount of Loans and Letter of Credit Accommodations to exceed 110% of Availability shall be included (but only to the extent that the aggregate outstanding principal amount of the Loans and Letter of Credit Accommodations do not to exceed $110,000,000) for the purposes of calculating the amount of the Maximum Revolving Loan Debt and the amount of such portion shall be calculated as of the date upon which such Loans and Letters of Credit Accommodations are made or issued, plus (b) Revolving Loan Debt consisting of interest, fees, indemnities, costs or expenses in respect of amounts referred to in the immediately preceding clauses (a)(i) and (a)(ii).

         1.12 "Mortgage Note Agreements" shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Mortgage Note Indenture; (b) the Mortgage Notes; (c) the mortgages, security agreements and any other agreements, documents and instruments at any tune executed or delivered by Borrower with, to or in favor of the Mortgage Note Trustee or any Mortgage Note Holder in connection therewith or related thereto; sometimes being referred to herein individually as a "Mortgage Note Agreement".

         1.13 "Mortgage Note Holders" shall mean, individually and collectively, the Mortgage Note Trustee, the holders from time to time of the Mortgage Notes, and their respective successors and assigns; each sometimes being referred to herein individually as a "Mortgage Note Holder".

         1.14 "Mortgage Note Indenture" shall mean the Indenture, dated as of April 17,1997, between Borrower and the Mortgage Note Trustee, as amended in accordance with the Plan of Reorganization pursuant to the First Supplemental Indenture dated as of the date hereof, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.15 "Mortgage Note Intercreditor Agreement" shall mean the Intercreditor Agreement, dated of even date herewith, by and among Collateral Agent, on behalf of Revolving Loan Agent, Revolving Loan Lenders, Term Loan Agent, Term Loan Lender and Mortgage Note Trustee, for itself and on behalf of Mortgage Note Holders, and as acknowledged and agreed to by Borrower, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.16 "Mortgage Note Trustee" shall mean The Bank of New York, a New York banking corporation, in its capacity as administrative agent acting for and on behalf of the Mortgage Note Holders pursuant to the Mortgage Note Agreements, and its successors and assigns (including any replacement or successor agent or additional agent acting for or on behalf of the Mortgage Note Holders).


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         1.17     "Mortgage Notes" shall mean, collectively, the 11-1/4%
Notes issued by Borrower due April 1,2005 and payable to each Mortgage Note Lender in the aggregate principal amount of $150,000,000, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.18 "Obligors" shall mean, individually and collectively, any person (other than Borrower) liable on or in respect of the Term Loan Debt or the Revolving Loan Debt, and each of their successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such person or on behalf of any such successor or assign.

         1.19 "payment in full" shall mean, as applied to the Revolving Loan Debt, that (a) Revolving Loan Creditors have received final payment and satisfaction in full of all of the Revolving Loan Debt in cash or other immediately available funds and (b) the Revolving Creditor Agreements have been terminated or are otherwise not in effect; provided, that, if after receipt of any payment of, or proceeds of collateral applied to the payment of, any of the Revolving Loan Debt, any Revolving Loan Creditor is required to surrender or return such payment or proceeds to any Person for any reason, then the Revolving Loan Debt intended to be satisfied by such payment or proceeds shall be reinstated and continue as if such payment or proceeds had not been received by Revolving Loan Creditors and Revolving Loan Creditors shall not be deemed to have received "payment in full" of the Revolving Loan Debt.

         1.20 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without imitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture, or other entity or any government or any agency or instrumentality or political subdivision thereof.

         1.21 "Release Event" means (a) prior to the occurrence of an Insolvency Proceeding by or against Borrower, upon the occurrence and during the continuance of an Event of Default under the Revolving Creditor Agreements or the taking of any Lien Enforcement Action with respect to the Collateral by any Revolving Loan Creditor; provided that any Release Event occurring prior to an Insolvency Proceeding by or against Borrower shall cease to constitute a Release Event as of the occurrence of such Insolvency Proceeding if the Revolving Loan Creditors continue making loans or providing letter of credit accommodations or other financial accommodations (whether pursuant to the Revolving Creditor Agreements or otherwise) or consents to the use of cash collateral after the occurrence of such Insolvency Proceeding or (b) after the occurrence of an Insolvency Proceeding by or against Borrower, the occurrence of any of the following: (i) the entry of an order of the Bankruptcy Court pursuant to Section 363 of the U.S. Bankruptcy Code authorizing the sale of all or substantially all of Borrower's assets or (ii) the taking of any Lien Enforcement Action with respect to the Collateral by any Creditor or the entry of an order of the Bankruptcy Court pursuant to Section 362 of the U.S. Bankruptcy Code vacating the automatic stay and authorizing any Creditor to take any Lien Enforcement Action with respect to the Collateral.


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         1.22     "Revolving Creditor Agreements" shall mean, collectively, the
Revolving Loan Agreement and all Security Agreements and other agreements, documents and instruments at any time executed and/or delivered by Borrower or any other person to, with or in favor of any Revolving Loan Creditor in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed or restated.

         1.23 "Revolving Loan Agent" shall mean Congress Financial Corporation (Central), an Illinois corporation, in its capacity as agent acting for and on behalf of the Revolving Loan Lenders pursuant to the Revolving Creditor Agreements and its successors and assigns (including any replacement or successor agent or additional agent acting for and on behalf of the Revolving Loan Creditors in such capacity).

         1.24 "Revolving Loan Agreement" shall have the meaning set forth in the Preamble.

         1.25 "Revolving Loan Creditors" shall mean, collectively, Revolving Loan Agent and Revolving Loan Lenders and their respective successors and assigns (and including any other lender or group of lenders that at any time (a) refinances or succeeds to all or any portion of the Revolving Loan Debt or (b) is otherwise party to the Revolving Creditor Agreements); each sometimes being referred to herein individually as "Revolving Loan Creditor".

         1.26 "Revolving Loan Debt" shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower or any Obligor to Revolving Loan Creditors arising under the Revolving Creditor Agreements, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Revolving Loan Agreement or after the commencement of any Insolvency Proceeding with respect to Borrower or any Obligor (and including, without limitation, the payment of interest which would accrue and become due but for the commencement of such Insolvency Proceeding whether or not such interest is allowed or allowable in whole or in part in any such Insolvency Proceeding); provided, however, for purposes of this Agreement, the term "Revolving Loan Debt" shall not include (a) the aggregate outstanding principal amount of loans and outstanding letter of credit accommodations made intentionally or with actual knowledge by a Revolving Loan Creditor pursuant to the Revolving Creditor Agreements (as in effect on the date hereof) in excess of the Maximum Revolving Loan Debt or (b) any early termination fee payable pursuant to any Revolving Creditor Agreements. The term "Revolving Loan Debt" shall include, obligations consisting of interest, fees, indemnities, costs or expenses, in each case whether or not charged by Revolving Loan Creditors to the loan account of Borrower maintained by Revolving Loan Creditors pursuant to the Revolving Loan Agreement.

         1.27 "Revolving Loan Lenders" shall mean the financial institutions which are parties from time to time as lenders under the Revolving Loan Agreement, and their successors and assigns (including any other lender or group of lenders that at any time succeeds to or refinances,


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replaces or substitutes for all or any portion of the Revolving Loan Debt at any time and from time to time).

         1.28 "Security Agreements" shall mean, collectively, the security agreements and any other agreement, document or instrument including, in the case of Revolving Loan Creditors, the Revolving Loan Agreement, and in the case of the Term Loan Creditor, the Term Loan Agreement and the Security Agreement (as defined therein), at any time executed or delivered by Borrower to or in favor of any Creditor granting a Lien upon any Collateral of Borrower to such Creditor, in each case as the same now or may hereafter exist and may be amended, modified, supplemented, extended, renewed, restated or replaced; each sometimes being referred to herein individually as a "Security Agreement".

         1.29 "Term Creditor Agreements" shall mean, collectively, the Term Loan Agreement, and all Security Agreements and other agreements, documents and instruments at any time executed and/or delivered by Borrower or any Obligor or any other person ;with, to or in favor of Term Loan Creditors in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed or restated.

         1.30 "Term Loan Agent" shall mean Ableco Finance LLC, a Delaware limited liability company, hi its capacity as agent pursuant to the Term Loan Agreement for the benefit and on behalf of Term Loan Lenders, and its successors and assigns (and including, without limitation, any successor, assignee or additional person at any time acting as agent for the benefit of or on behalf of it or Term Loan Lenders).

         1.31 "Term Loan Agreement" shall have the meaning set forth in the Preamble.

         1.32 "Term Loan Creditors" shall mean, collectively, the Term Loan Agent and the Term Loan Lenders and their respective successors and assigns (and including any other lender or group of lenders that at any time (a) refinances or succeeds to all or any portion of the Term Loan Debt or (b) is otherwise party to the Term Creditor Agreements); each sometimes being referred to herein individually as "Term Loan Creditor".

         1.33 "Term Loan Debt" shall mean all obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower or any Obligor to Term Loan Creditors arising under the Term Creditor Agreements, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Term Creditor Agreements or after the commencement of any Insolvency Proceeding with respect to Borrower or any Obligor (and including, without limitation, the payment of interest which would accrue and become due but for the commencement of such Insolvency Proceeding, whether or not such interest is allowed or allowable in whole or in part in any such Insolvency Proceeding).


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         1.34     "Term Loan Lenders" shall mean shall mean the financial
institutions which are parties from time to time as lenders under the Term Loan Agreement, and their successors and assigns (including any other lender or group of lenders that at any tune succeeds to or refinances, replaces or substitutes for all or any portion of the Term Loan Debt at any time and from time to time).

         1.35 Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given to them on the Revolving Loan Agreement. All terms defined hi the Uniform Commercial Code as from time to time in effect in the State of New York, unless otherwise defined herein, shall have the meanings set forth therein. All references to any term in the plural shall include the singular and all references to any term in the singular shall include the plural.

         2.       APPOINTMENT OF COLLATERAL AGENT

         2.1 Appointment Powers and Immunities. Each Creditor hereby irrevocably designates, appoints and authorizes Congress Financial Corporation (Central) to act as Collateral Agent under the Mortgage Note Intercreditor Agreement with such powers as are specifically delegated to Collateral Agent by the terms of this Agreement and delegated to Revolving Loan Agent under the Revolving Creditor Agreements with respect to the Revolving Loan Collateral and delegated to the Term Loan Agent under the Term Creditor Agreements with respect to the Term Loan Collateral, together with such other powers as are reasonably incidental thereto with respect to the Mortgage Note Intercreditor Agreement, including without limitation, the execution, delivery, performance and enforcement of the Mortgage Note Intercreditor Agreement. Collateral Agent
(a) shall have no duties or responsibilities except those expressly set forth in this Agreement or the Mortgage Note Intercreditor Agreement, and shall not by reason of this Agreement or any Security Agreement be a trustee or fiduciary for any Creditor; (b) shall not be responsible to Creditors for any recitals, statements, representations or warranties contained in this Agreement (except for the representations by Collateral Agent set forth in Section 5.1(e) hereof) or in any of the Security Agreements, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, the Mortgage Note Intercreditor Agreement or any Security Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Security Agreement or any other document referred to or provided for herein or therein or for any failure by Borrower or any other Person to perform any of its obligations hereunder or thereunder; and
(c) shall not be responsible to Creditors for any action taken or omitted to be taken by it hereunder or under any Security Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction. Collateral Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Without limiting the generality of me foregoing, Collateral Agent may, at its option, delegate any of its rights and powers under any Security Agreement with respect to Collateral located outside the United States to an affiliate of Collateral Agent having offices outside the United States. Collateral Agent may deem and treat the payee of any promissory note as the holder thereof in connection with the exercise of its power and authority as Collateral Agent unless and until Collateral Agent shall


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have received a written notice from Term Loan Agent of the assignment thereof providing such information with respect to the assignee as Collateral Agent may reasonably require. Collateral Agent may rely upon such notice from Term Loan Agent as provided in Section 2.2 hereof.

         2.2 Reliance by Collateral Agent. Collateral Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, without inquiry or investigation and upon advice and statements of legal counsel, independent accountants and other experts selected by Collateral Agent.

         2.3 Indemnification. Creditors agree to indemnify Collateral Agent (to the extent not reimbursed by Borrower and without limiting the obligations of Borrower) ratably, in accordance with their pro rata shares (calculated based on the fraction expressed as a percentage, the numerator of which is the principal amount of the indebtedness of Borrower owing to such Creditor and the denominator of which is the sum of the principal amount of the Revolving Loan Debt and Term Loan Debt then outstanding), for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Collateral Agent (including by any Creditor) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement, the Mortgage Note Intercreditor Agreement or any Security Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Collateral Agent is obligated to pay) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, that, no Creditor shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction.

         2.4 Non-Reliance on Collateral Agent and Other Creditors. Each Creditor agrees that it has, independently and without reliance on Collateral Agent or any other Creditor, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and has made its own decision to enter into its Agreements and that it will, independently and without reliance upon Collateral Agent or any other Creditor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under its Agreements. Collateral Agent shall not be required to keep itself informed as to the performance or observance by Borrower of any term or provision of this Agreement, the Mortgage Note Intercreditor Agreement or any Security Agreement or any other document referred to or provided for herein or therein or to inspect the properties or books of Borrower. Collateral Agent shall not have any duty or responsibility to provide any Creditor with any credit or other information concerning the affairs, financial condition or business of Borrower that may come into the possession of Collateral Agent.

         2.5 Failure to Act. Collateral Agent shall in all cases be fully justified in failing or refusing to act hereunder and under the Mortgage Note Intercreditor Agreement or any Security Agreement unless it shall receive further assurances to its satisfaction from Creditors of their


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indemnification obligations under Section 2.3 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

         2.6      Concerning the Collateral and Mortgage Note Intercreditor
Agreement.

                  (a) In connection with the Mortgage Note Intercreditor Agreement, as to any action or matter relating to the execution, delivery and performance of the Mortgage Note Intercreditor Agreement, including, without limitation, the exercise or enforcement of any rights or remedies of the Collateral Agent under the Mortgage Note Intercreditor Agent (including, without limitation, the enforcement of any Lien in favor of any Creditor in any Collateral), Collateral Agent shall act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the (i) Revolving Loan Agent if it has the right to give such instructions in accordance with the terms and conditions hereof or if all Term Loan Debt has been paid in full or (ii) Term Loan Agent if it has the right to give such instructions in accordance with the terms and conditions hereof or if all Revolving Loan Debt has been paid in full. Such instructions shall be binding upon all Creditors, provided, however, that Collateral Agent shall not be required to take any action that (i) Collateral Agent in its discretion believes may result in any liability, claim, damage, suit or action unless the Collateral Agent receives an indemnification satisfactory to it from Creditors or (ii) is contrary to this Agreement or any applicable law. The Collateral Agent agrees to give to each of Revolving Loan Agent and Term Loan Agent prompt notice of each notice given to it by the Note Agent pursuant to the terms of the Mortgage Note Intercreditor Agreement. Any action taken by Collateral Agent in accordance with this Section 2.6(a) shall be binding on all Creditors.

                  (b) Collateral Agent shall have no obligation whatsoever to any Creditor or any other Person to investigate, confirm or assure that the Collateral exists or is owned by Borrower or is cared for, protected or insured or has been encumbered, or that the Liens granted to Collateral Agent under the Security Agreements or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Collateral Agent in this Agreement or in any of the Security Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Collateral Agent may act in any manner it may deem appropriate, in its discretion, exercised in good faith, and that Collateral Agent shall have no duty or liability whatsoever to any Creditor, except for any liability to a Creditor as a result of any action by Collateral Agent that is determined to constitute gross negligence or willful misconduct pursuant to a final, non-appealable order of a court of competent jurisdiction.

         2.7 Resignation. Collateral Agent may resign under the following circumstances:

                  (a) Before the payment in full of the Revolving Loan Debt or the Term Loan Debt, Collateral Agent may resign at any time by giving not less than thirty (30) days' prior notice to Revolving Loan Agent and Term Loan Agent. In the event of any such resignation, prior to the payment in full of the Revolving Loan Debt or the Term Loan Debt, Revolving Loan

Agent and the Term Loan Agent shall have the right to jointly appoint a successor Collateral Agent. If a successor Collateral Agent is not appointed within such thirty (30) day time period, Collateral Agent shall have the right to appoint a successor agent that is a commercial bank or trust company organized under the laws of the United States,

                  (b) In connection with or after the payment in full of the Revolving Loan Debt, Collateral Agent may resign by giving ten (10) days' prior notice to Revolving Loan Agent and Term Loan Agent. Term Loan Agent shall have the right to appoint a successor Collateral Agent.

                  (b) In connection with or after the payment in full of the Mortgage Note Debt, Collateral Agent may resign by giving ten (10) days' prior notice to Revolving Loan Agent and Term Loan Agent.

                  (c) Upon the acceptance of any appointment as agent hereunder by a successor agent, the successor agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent and the retiring Collateral Agent shall have no further duties and obligations hereunder. After any retiring Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Section 2 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent.

         2.8 Agency for Perfection. Each Creditor hereby appoints Collateral Agent as agent for the purpose of perfecting the security interests in and liens upon the Collateral which, in accordance with the Uniform Commercial Code as from time to time in effect can be perfected only by possession or control, but only to the extent such perfection is not otherwise effected by them or on their behalf. Should any Revolving Loan Creditor or Term Loan Creditor obtain possession of any Collateral, such Creditor shall promptly notify Collateral Agent thereof, and, promptly upon Collateral Agent's request therefor shall deliver such Collateral to Collateral Agent or in accordance with Collateral Agent's instructions.

         2.9 Acknowledgment. Creditors hereby acknowledge and agree that the appointment of Congress Financial Corporation (Central) as Collateral Agent pursuant to this Agreement, and the powers, duties and rights of Collateral Agent hereunder, are in addition to and not in limitation of the appointment, and the powers, duties and rights of Congress Financial Corporation (Central) as "Agent" under the Revolving Loan Agreement.

         3.       SECURITY INTERESTS; PRIORITIES; REMEDIES

         3.1 Acknowledgment of Liens; Priorities. Revolving Loan Creditors hereby acknowledge that Term Loan Agent has been granted a Lien for the benefit of the Term Loan Lenders upon the Collateral pursuant to the Term Creditor Agreements to secure the Term Loan Debt. Term Loan Creditors hereby acknowledge that Revolving Loan Agent has been granted a Lien for the benefit of itself and the Revolving Loan Lenders upon the Collateral pursuant to the Revolving Creditor Agreements to secure the Revolving Loan Debt. Notwithstanding any conflicting terms or conditions which may be contained in any of the Agreements, the Liens upon the Collateral of Revolving Loan Agent for the benefit of Revolving Loan Creditors have and shall have priority over the Liens upon the Collateral of Term Loan Agent for the benefit of Term Loan Creditors and such Liens of Term Loan Agent for the benefit of Term Loan Creditors are and shall be, in all respects, subject and subordinate to the Liens of Revolving Loan Agent for the benefit of Revolving Loan Creditors therein to the full extent of the Maximum Revolving Loan Debt and to the extent the Liens in favor of Revolving Loan Agent are valid, perfected and enforceable. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied in the following order of priorities:

                  (a) first, to the payment in full in immediately available funds of the expenses of the collection and enforcement of the Revolving Loan Debt and such sale, disposition or other realization, including all expenses, liabilities and advances incurred or made by Revolving Loan Agent or any Revolving Loan Creditor, or any amounts paid to or on behalf of Revolving Loan Agent by any Revolving Loan Creditor in connection therewith;

                  (b) second, to the final payment and satisfaction in full in immediately available funds of all of the Revolving Loan Debt to the extent of the Maximum Revolving Loan Debt in whatever manner and order Revolving Loan Agent chooses in accordance with the provisions of the Revolving Creditor Agreements and applicable law (and including to hold as cash collateral for any Revolving Loan Debt which is contingent);

                  (c) third, to the final payment and satisfaction in full in immediately available funds of all of the Term Loan Debt in whatever manner and order Term Loan Agent chooses in accordance with the provisions of the Term Creditor Agreements and applicable law; and

                  (d) fourth, to the final payment and satisfaction in full in immediately available funds of any other obligations, liabilities or indebtedness of Borrower to any Revolving Loan Creditor, if any.

         3.2 Priorities Unaffected by Actions or Inactions. The lien priorities provided for in Section 3.1 hereof shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement or refinancing of either the Revolving Loan Debt or the Term Loan Debt, nor by any action or inaction which Collateral Agent (or Revolving Loan Agent) or any Creditor may take or fail to take in respect of the Collateral. The foregoing provisions of this Agreement are intended solely to govern the respective lien priorities as between the Creditors and shall not impose on Collateral Agent or Revolving Loan Creditors any obligations in respect of the disposition of proceeds of foreclosure on any Collateral which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or other governmental authority or any applicable law. Each Revolving Loan Creditor agrees not to subordinate, or otherwise voluntarily relinquish the benefits of, any Lien it may have on any Collateral to the Lien, indebtedness or claim of any other creditor of Borrower or any Obligor without the prior written consent of Term Loan Agent. Each Creditor shall be solely responsible for perfecting and maintaining the perfection of any Lien it may have on any Collateral and each item constituting the Collateral.

         3.3 No Contest of Lien. Each Term Loan Creditor agrees that it will not contest the validity, perfection, priority or enforceability of any Lien of Revolving Agent granted pursuant to the Revolving Creditor Agreements on any property of Borrower to the extent such Liens secure the Revolving Loan Debt. Each Revolving Loan Creditor agrees that it will not contest the validity, perfection, priority or enforceability of any Lien of Term Loan Agent granted pursuant to the Term Loan Agreements on any property of Borrower to the extent such Liens secure the Term Loan Debt.

         3.4      Enforcement and Other Rights.

                  (a) Subject to Section 3.4(b) hereof, at any time prior to the continuance of a Release Event, and at all times prior to the payment in full of the Revolving Loan Debt, Revolving Loan Agent shall have the exclusive right directly (or indirectly by directing the Collateral Agent) to manage, perform and enforce the terms of the Security Agreements in its favor (whether as a party, by assignment, subrogation or otherwise) with respect to the Collateral, to exercise and enforce all privileges and rights thereunder according to its discretion exercised in good faith and the exercise of its exclusive business judgment (notwithstanding any default or event of default under any of the Term Loan Creditor Agreements or the Security Agreements) and the exclusive right to administer, take or retake control or possession of any Collateral, to hold, prepare for sale, process, sell, lease, dispose of, or liquidate any Collateral. Nothing contained in this Section 3.4(a) shall be construed to relieve Revolving Loan Agent from any liability to Creditors for any losses suffered by Creditors as a result of an action by Revolving Loan Agent in conducting a sale, transfer or other disposition of any Collateral by Revolving Loan Agent which is determined to constitute gross negligence or wilful misconduct pursuant to a final, non-appealable order of competent jurisdiction. At any time after the payment in full of the Revolving Loan Debt, Term Loan Agent shall have the exclusive right directly (or indirectly by directing the Collateral Agent) to manage, perform and enforce the terms of the Security Agreements in its favor (whether as a party, by assignment, subrogation or otherwise) with respect to the Collateral, to exercise and enforce all privileges and rights thereunder according to its discretion exercised in good faith and the exercise of its exclusive business judgment.

                  (b) At any time during the continuance of a Release Event under the Revolving Creditor Agreements while Revolving Loan Debt remains unpaid, Term Loan Agent shall:

                           (i)      upon the request of Revolving Loan Agent
(which request shall specify the proposed terms of the sale and the type and amount of consideration to be received in connection therewith), release or otherwise terminate its Liens on such Collateral, to the extent such Collateral is to be sold or otherwise disposed of either by (A) Revolving Loan Agent or its agents, or (B) Borrower or any Obligor with the consent of Revolving Loan Agent;

                           (ii)     deliver such release documents as Revolving
Loan Agent may reasonably require in connection therewith; provided, that, (A) such release by Term Loan Agent shall not extend to or otherwise affect any of the rights of any Term Loan Creditor to the proceeds from any such sale or other disposition of Collateral, (B) Revolving Loan Agent shall promptly apply such proceeds to the Revolving Loan Debt in accordance with the Revolving Loan Agreement (it being understood and agreed to the extent that Revolving Loan Agent applies any such proceeds to the principal amount of loans, then any loans and any commitment of Revolving Loan Creditors to make any loans to Borrower shall be automatically and immediately reduced by the amount of such application), (C) after such application, Revolving Loan Agent shall promptly deliver any excess proceeds from such sale or disposition of Collateral to Term Loan Agent, and (D) no such release documents shall be delivered (1) to Borrower or any Obligor or (2) more than one Business Day prior to the date of the closing of the sale or disposition of the Collateral (unless such release documents are delivered in escrow pursuant to a written escrow agreement acceptable to Term Loan Agent to be held in escrow pending the consummation of any such sale or disposition); provided, further, that if the closing of the sale or disposition of the Collateral is not consummated, the Revolving Loan Agent shall promptly return all release documents to the Term Loan Agent; and

                           (iii)    be deemed to have consented under the
applicable Term Creditor Agreements to such sale or other disposition. The effectiveness of any such release or termination by Term Loan Agent and Term Loan Lenders shall be subject to the sale or other disposition of the Collateral described in such request or on substantially similar terms and shall lapse in the event such sale or other disposition does not occur within three (3) days of the anticipated closing date, unless Revolving Loan Agent agrees in writing to extend such closing date (with the prior consent of Term Loan Agent). In any sale or other disposition of any of the Collateral by Revolving Loan Agent, Revolving Loan Agent shall conduct such sale or other disposition in a commercially reasonable manner. The Revolving Loan Agent acknowledges and agrees that it is the Revolving Loan Agent's intention that, during the time it is conducting any Lien Enforcement Action, the Revolving Loan Agent will use reasonable efforts to regularly advise the Term Loan Agent of the status of any Lien Enforcement Action, to consult with the Term Loan Agent from time to time with respect to the various options available to the Revolving Loan Agent with respect to any such Lien Enforcement Action, and advise the Term Loan Agent of any and all offers which may be made from time to time by prospective purchasers of the Collateral. Any costs and expenses or other amounts paid or to be paid by Collateral Agent may be paid by Revolving Loan Agent and shall constitute part of the Revolving Loan Debt secured by the Collateral. Nothing contained in this Section 3.4(b) shall be construed to relieve Collateral Agent or Revolving Loan Agent from any liability to Creditors for any losses suffered by Creditors as a result of an action by Collateral Agent or Revolving Loan Agent in conducting a sale, transfer or other disposition of any Collateral by Collateral Agent or Revolving Loan Agent which is determined to constitute gross negligence or wilful misconduct pursuant to a final, non-appealable order of competent jurisdiction.

                  (c) Except as otherwise expressly provided hereunder and prior to the payment in full of the Revolving Loan Debt, notwithstanding any rights or remedies available to a Creditor under any of the Agreements, applicable law or otherwise, no Term Loan Creditor shall directly or indirectly, assert or exercise any right or remedy against any of the Collateral, including, without limitation, seeking to foreclose or realize upon (judicially or non-judicially) any Collateral or asserting any claims or interests therein (including, without limitation, by notification of account debtors), except that (i) a Term Loan Creditor may exercise its right of setoff against any funds of Borrower then held by such Term Loan Creditor so long as promptly upon the exercise of such rights it shall notify Revolving Loan Agent or Collateral Agent and pay to Revolving Loan Agent (or Collateral Agent) such amount in immediately available funds for application to the Revolving Loan Debt (ii) a Term Loan Creditor may exercise any of its rights and remedies under the Term Creditor Agreements other than with respect to the Collateral, (iii) a Term Loan Creditor may exercise any of its rights and remedies with respect to a Lien on any Capital Stock of Borrower and (iv) in the event of the failure of Borrower to make any payment in respect of the Term Loan Debt in accordance with the terms of the Term Creditor Agreements or upon the occurrence of any other Event of Default under the Term Creditor Agreements and for so long as such Event of Default under the Term Creditor Agreements is continuing, commencing ninety (90) days after the receipt by Revolving Loan Agent or Collateral Agent of the declaration of Term Loan Agent of such Event of Default under the Term Creditor Agreements and written demand by Term Loan Agent to Borrower for the accelerated payment of all Term Loan Debt (unless Borrower or any Obligor is subject to an Insolvency Proceeding by reason of which such declaration and the making of such demand is stayed, in which case, commencing on the date of the commencement of such Insolvency Proceeding), Term Loan Agent may directly, or indirectly by directing Collateral Agent to, direct Revolving Loan Agent (or Collateral Agent) to take action to enforce the Liens on the Collateral but only so long as Revolving Loan Agent (or Collateral Agent) is not diligently pursuing in good faith the exercise of its enforcement rights or remedies against, or diligently attempting to vacate any stay or enforcement of its Liens on, all or a material portion of the Collateral (including, without limitation, any of the following: solicitation of bids from third parties to conduct the liquidation of all or a material portion of the Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, auctioneers or other third parties for the purpose of valuing, marketing, promoting and selling a material portion of the Collateral, notification of accounts debtors to make payments to Revolving Loan Creditors or its agents, any action to take possession of all or any material portion of the Collateral or commencement of any legal proceedings or actions against or with respect to all or any material portion of the Collateral). In the event Term Loan Agent has commenced any actions to enforce its Lien on any Collateral to the extent permitted hereunder and is diligently pursuing such actions of the type described in this Section 3.4(c), no Revolving Loan Creditor shall take any action of a similar nature with respect to such Collateral.

                  (d) The foregoing provisions of this Section 3.4 shall not be construed to in any way limit or impair the right of: (i) any Creditor to bid for or purchase Collateral at any private or judicial foreclosure upon such Collateral initiated by any such person, (ii) to the extent that Revolving Loan Agent is conducting judicial lien enforcement provisions pursuant hereto, Term Loan Agent or any Term Loan Creditor to join (but not control) any foreclosure or other judicial lien enforcement proceeding with respect to the Collateral initiated by any Revolving Loan Creditor so long as such proceeding does not delay or interfere in any material respect with the exercise by such Revolving Loan Creditor of its rights as provided in this Agreement, (iii) to the extent that Term Loan Agent is conducting judicial lien enforcement provisions pursuant hereto, Revolving Loan Agent or any Revolving Loan Creditor to join (but not control) any foreclosure or other judicial lien enforcement proceeding with respect to the Collateral initiated by any Term Loan Creditor so long as such proceeding does not delay or interfere in any material respect with the exercise by such Term Loan Creditor of its rights as provided in this Agreement and (iv) Term Loan Agent to receive any remaining proceeds of Collateral after satisfaction and payment in full in cash of all Revolving Loan Debt.

         3.5 If Revolving Loan Creditors should honor a request by Borrower for a loan, advance or other financial accommodation under the Revolving Creditor Agreements, whether or not Revolving Loan Creditors have knowledge that the honoring of such request would result in an Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default under the Term Creditor Agreements, in no event shall Revolving Loan Creditors have any liability to Term Loan Creditors as a result of such breach, and without limiting the generality of the foregoing, Term Loan Creditors agree that Revolving Loan Creditors shall not have any liability for tortious interference with contractual relations or for inducement by Revolving Loan Creditors of Borrower to breach of contract or otherwise, provided, that, Revolving Loan Creditors agrees that the aggregate principal amount of the Revolving Loan Debt shall be subject to the limitations with respect to the amount thereof set forth in the definition of such term. Nothing contained in this Section 3.5 shall limit or waive any right that Term Loan Creditors have to enforce any of the provisions of the Term Creditor Agreements against Borrower or any Obligor.

         4.       TERM LOAN CREDITORS PURCHASE OPTION.

         4.1 Upon the occurrence and during the continuance of an Event of Default under the Revolving Creditor Agreements, Term Loan Agent on behalf of Term Loan Creditors shall have the option at any time upon five (5) business days' prior written notice to Revolving Loan Creditors to purchase all of the Revolving Loan Debt from Revolving Loan Creditors. Such notice from Term Loan Agent to Revolving Loan Creditors shall be irrevocable.

         4.2 On the date specified by Term Loan Agent in such notice (which shall not be less than five (5) business days, nor more than twenty (20) days, after the receipt by Revolving Loan Creditors of the notice from Term Loan Agent of its election to exercise such option), Revolving Loan Creditors shall sell to Term Loan Agent, and Term Loan Agent shall purchase from Revolving Loan Creditors, the Revolving Loan Debt, provided that, Revolving Loan Creditors shall retain all rights to be indemnified or held harmless by Borrower and Obligors in accordance with the terms of the Revolving Creditor Agreements but shall not retain any rights to the security therefor. The Revolving Loan Creditors hereby represents and warrants that, as of the date hereof, no approval of any court or other regulatory or governmental authority is required for such sale.

         4.3 Upon the date of such purchase and sale, Term Loan Agent shall (a) pay to Revolving Loan Creditors as the purchase price therefor the full amount of all the Revolving Loan Debt then outstanding and unpaid (including, without limitation, principal, interest, fees and expenses, including reasonable attorneys' fees and legal expenses but excluding any early termination fee payable pursuant to Section 13.1(c) of the Revolving Loan Agreement), (b) furnish cash collateral to Revolving Loan Creditors in such amounts as Revolving Loan Creditors determines is reasonably necessary to secure Revolving Loan Creditors in connection with any issued and outstanding letters of credit provided by Revolving Loan Creditors (or letters of credit that Revolving Loan Creditors has arranged to be provided by third parties pursuant to the financing arrangements of Revolving Loan Creditors with Borrower or any Obligor) to Borrower or any Obligor (but not in any event in an amount greater than 110% of the aggregate undrawn face amount of such letters of credit), (c) agree to reimburse Revolving Loan Creditors for any loss, cost, damage or expense (including reasonable attorneys' fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit as described above and any checks or other payments provisionally credited to the Revolving Loan Debt, and/or as to which Revolving Loan Creditors has not yet received final payment, (d) agree to reimburse Revolving Loan Creditors in respect of indemnification obligations of Borrower under the Revolving Creditor Agreements as to matters or circumstances known to Term Loan Agent at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys' fees and legal expenses) to Revolving Loan Creditors, provided that, in no event will Term Loan Creditors have any liability for such amounts in excess of proceeds of Collateral received by Term Loan Agent, and (e) agree to pay to Revolving Loan Creditors the early termination fee payable pursuant to
Section 13.1(c) of the Revolving Loan Agreement within three (3) business days after receipt by Term Loan Agent of amounts sufficient to pay such early termination fee, after the payment in full in cash to Term Loan Agent of the Term Loan Debt and the Revolving Loan Debt purchased by Term Loan Agent pursuant to this Section 4, including principal, interest and fees thereon and costs and expense of collection thereof (including reasonable attorneys' fees and legal expenses), so long as the notice of termination or effective date of termination occurs within ninety (90) days after the effective date of the purchase of the Revolving Loan Debt by Term Loan Agent. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of Revolving Loan Creditors in New York, New York, as Revolving Loan Creditors may designate in writing to Term Loan Agent for such purpose. Interest shall be calculated to but excluding the business day on which such purchase and sale shall occur if the amounts so paid by Term Loan Agent to the bank account designated by Revolving Loan Creditors are received in such bank account prior to 1:00 p.m., New York City time and interest shall be calculated to and including such business day if the amounts so paid by Term Loan Agent to the bank account designated by Revolving Loan Creditors are received in such bank account later than 1:00 p.m., New York City time.

         4.4 Such purchase shall be expressly made without representation or warranty of any kind by Revolving Loan Creditors as to the Revolving Loan Debt or otherwise and without recourse to Revolving Loan Creditors, except that Revolving Loan Creditors shall represent and warrant: (a) the amount of the Revolving Loan Debt being purchased, (b) that Revolving Loan Creditors owns the Revolving Loan Debt free and clear of any Liens or encumbrances and (c) Revolving Loan Creditors has the right to assign the Revolving Loan Debt and the assignment is duly authorized.

         4.5 Collateral Agent agrees that it will give Term Loan Agent five (5) business days prior written notice of its intention to commence the exercise of any enforcement right or remedy against the Collateral. In the event that during such five (5) business day period, Term Loan Agent shall send to Collateral Agent and/or Revolving Loan Agent the irrevocable notice of

Term Loan Agent's intention to exercise the purchase option given by Revolving Loan Creditors to Term Loan Agent under Section 4.1 hereof, Collateral Agent and/or Revolving Loan Agent shall not commence any foreclosure or other action to sell or otherwise realize upon the Collateral, provided, that, the purchase and sale with respect to the Revolving Loan Debt provided for herein shall have closed within five (5) business days thereafter and Revolving Loan Creditors shall have received payment in full of the Revolving Loan Debt as provided for herein within such five (5) business day period.

         5.       COVENANTS, REPRESENTATIONS AND WARRANTIES

         5.1      Additional Representations and Warranties.

                  (a) Term Loan Agent represents and warrants to Collateral Agent and Revolving Loan Creditors that:

                           (i)      the execution, delivery and performance of
this Agreement by the Term Loan Agent are within its powers in its capacity as agent for each other Term Loan Lender and does not contravene any provision of any of the Term Loan Creditor Agreements; and

                           (ii)     Term Loan Agent has been duly appointed and
constituted as agent to act for and on behalf of each Term Loan Lender and is in such position as of the date hereof.

                  (b) Each Term Loan Creditor severally as to itself (and not jointly) represents and warrants to Collateral Agent and Revolving Loan Creditors that:

                           (i)      the execution, delivery and performance of
this Agreement by or on behalf of such Term Loan Creditor has been duly authorized by such Term Loan Creditor; and

                           (ii)     this Agreement constitutes the legal, valid
and binding agreement of such Term Loan Creditor, enforceable in accordance with its terms and shall be binding on it.

                  (c) Revolving Loan Agent hereby represents and warrants to Collateral Agent and Term Loan Creditors that:

                           (i)      the execution, delivery and performance of
this Agreement by Revolving Loan Agent are within its powers in its capacity as agent for each Revolving Loan Lender and does not contravene any provision of any of the Revolving Creditor Agreements or any other agreement to which Revolving Loan Agent is a party or by which it is bound; and

                           (ii)     Revolving Loan Agent has been duly
appointed and constituted as agent to act for and on behalf of each Revolving Loan Lender and is in such position as of the date hereof.

                  (d) Each Revolving Loan Creditor severally as to itself (and not jointly) represents and warrants to Collateral Agent and Term Loan Creditors that:

                           (i)      the execution, delivery and performance of
this Agreement by or on behalf of such Revolving Loan Creditor has been duly authorized by such Revolving Loan Creditor; and

                           (ii)     this Agreement constitutes the legal, valid
and binding agreement of such Revolving Loan Creditor, enforceable in accordance with its terms and shall be binding on it.

                  (e) Collateral Agent hereby represents and warrants to Creditors that:

                           (i)      the execution, delivery and performance of
this Agreement by Collateral Agent has been duly authorized; and

                           (ii)     this Agreement constitutes the legal, valid
and binding agreement of such Collateral Agent, enforceable in accordance with its terms and shall be binding on it.

         6.       MISCELLANEOUS

         6.1 Amendments. Any waiver, permit, consent or approval by Collateral Agent or any Creditor of or under any provision, condition or covenant to this Agreement must be in writing and shall be effective only to the extent it is set forth in writing and as to the specific facts or circumstances covered thereby. Any amendment of this Agreement must be in writing and signed by each of the parties to be bound thereby.

         6.2      Successors and Assigns.

         (a) This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of Collateral Agent, each Creditor and their respective successors, participants and assigns.

         (b) Each Creditor reserves the right to grant participations in, or otherwise sell, assign, transfer or negotiate all or any part of, or any interest in, the Revolving Loan Debt or the Term Loan Debt, as the case may be, and the Collateral securing same; provided, that, no Creditor shall be obligated to give any notices to or otherwise in any manner deal directly with any participant in the Revolving Loan Debt or the Term Loan Debt, as the case may be, and no participant shall be entitled to any rights or benefits under this Agreement except through the Creditor with whom it is participating.

         (c) In the case of an assignment or transfer, the assignee or transferee acquiring any interest in any Term Loan Debt or any Revolving Loan Debt, as the case may be, shall execute and deliver to each of the Term Loan Agent and Revolving Loan Agent a written acknowledgment of receipt of a copy of this Agreement and the written agreement by such person to be bound by the terms of this Agreement, provided, that, if any Term Loan Creditor assigns or transfers a portion of the Term Loan Debt to an affiliate controlled by or under common control with such Term Loan Creditor, such Term Loan Creditor shall cause such person to become bound by the terms of this Intercreditor Agreement, but no notice of such assignment or transfer needs to be given to Revolving Loan Agent and such affiliate shall not be required to execute any written acknowledgment or agreement. Unless and until Revolving Loan Agent receives notice of such assignment or transfer by a Term Loan Creditor to an affiliate, Revolving Loan Agent shall not be obligated to give any notices hereunder to such Term Loan Creditor. In addition, in the event of an assignment or transfer by Revolving Loan Creditor of less than all of the Revolving Loan Debt, or by Term Loan Creditor of less than all of the Term Loan Debt, the assigning Creditor shall agree with the assignee to appoint one person as an agent to act on their behalf under this Intercreditor Agreement for purposes of receiving payments and notices hereunder and shall notify the other parties hereto of the person who shall act in such capacity, which in the case of a Term Loan Creditor shall be Term Loan Agent;

         (d) In connection with any assignment or transfer of any or all of the Revolving Loan Debt, or any or all rights of Revolving Loan Creditor in the property of Borrower (other than pursuant to a participation), Term Loan Creditors agree to execute and deliver an agreement containing terms substantially identical, to those contained herein in favor of any such assignee or transferee and, in addition, will execute and deliver an agreement containing terms substantially identical to those contained herein in favor of any third person who refinances or succeeds to or replaces any or all of the financing of Borrower by Revolving Loan Creditors whether such successor financing or replacement occurs by transfer, assignment, "takeout" or any other means or vehicle.

         6.3 Insolvency. This Agreement shall be applicable both before and after the filing of any petition by or against or Borrower under the U.S. Bankruptcy Code and all converted or succeeding cases in respect thereof, and all references herein to Borrower shall be deemed to apply to a trustee, receiver or similar official for Borrower as debtor-in-possession. The relative rights of Revolving Loan Creditors and Term Loan Creditors to repayment of the Revolving Loan Debt and the Term Loan Debt, respectively, and in or to any distributions from or in respect of any Collateral or proceeds of Collateral, shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, Borrower as debtor-in-possession.

         6.4      Bankruptcy Financing.

                  (a) If the Borrower or any Obligor shall become subject to a case under the U.S. Bankruptcy Code and if as debtor(s)-in-possession move for approval of financing to be provided in good faith by Revolving Loan Creditors (the "DIP Lender") under Section 364 of the U.S. Bankruptcy Code or the use of cash collateral with the consent of the DIP Lender under Section 363 of the U.S. Bankruptcy Code, Term Loan Creditors agree that no objection will be raised by Term Loan Creditors to any such financing on the grounds of a failure to provide "adequate protection" for the Liens of Term Loan Creditors so long as (i) the interest rate, fees, advance rates, lending sublimits and limits and other terms are commercially reasonable under the circumstances,
(ii) Term Loan Agent retains a Lien on the Collateral (including proceeds thereof arising after the commencement of such proceeding) with the same priority as existed prior to the commencement of the case under the U.S. Bankruptcy Code, (iii) Term Loan Agent receives a replacement Lien on post-petition assets to the same extent granted to the DIP Lender, with the same priority as existed prior to the commencement of the case under the U.S. Bankruptcy Code, (iv) the aggregate principal amount of loans and letter of credit accommodations outstanding under such post-petition financing, together with the aggregate principal amount of the pre-petition Revolving Loan Debt shall not exceed the Maximum Revolving Loan Debt, and (v) such financing or use of cash collateral is subject to the terms of this Agreement.

                  (b) Nothing contained herein shall be deemed to limit the rights of the Term Loan Creditors to object to post-petition financing or use of cash collateral on any grounds other than the failure to provide "adequate protection" for the Liens of the Term Loan Agent.

                  (c) For purposes of this Section, notice of a proposed financing or use of cash collateral shall be deemed given when given, in the manner prescribed by Section 6.6 hereof.

         6.5 Notices of Default, Acceleration and Enforcement. Each of Term Loan Agent and Revolving Loan Agent shall give the other written notice of: (a) any event of default under its Agreements which has not been waived or cured and (b) any demand for payment of any of the Term Loan Debt or the Revolving Loan Debt, as the case may be, and in each case concurrently with the sending of such notice to Borrower; provided, that, the failure of either Term Loan Agent or Revolving Loan Agent to do so shall not create a cause of action against such Creditor or create any claim against it or effect the relative rights, duties or priorities established by this Agreement. The failure of either Term Loan Agent or Revolving Loan Agent to send a copy of any such notice to the other shall not affect the validity of such notice as against Borrower.

         6.6 Bailee for Perfection. Each of Revolving Loan Agent and Term Loan Agent hereby appoints the other as agent for the purposes of perfecting their respective Liens on any of the Collateral in the possession or under the control of such person; provided, that, a Creditor in the possession or having control of any Collateral shall not have any duty or liability to protect or preserve any rights pertaining to any of the Collateral and, except for gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction, the non-possessing or non-controlling Creditor hereby waives and releases the other Creditor from, all claims and liabilities arising pursuant to the possessing Creditor's role as bailee with respect to the Collateral, so long as the possessing or controlling Creditor shall use the same degree of care with respect thereto as the possessing or controlling Creditor uses for similar property pledged to the possessing or controlling Creditor as collateral for indebtedness of others to the possessing or controlling Creditor. After the Revolving Loan Debt is paid in full, Revolving Loan Agent shall deliver the remainder of the Collateral, if any, in its possession to Term Loan Agent and, if permitted under the applicable agreements, transfer control of the remainder of the Collateral, if any, under its control to Term Loan Agent, in each case, except as may otherwise be required by applicable law or court order.

         6.7 Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed duly given, made or received: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if mailed by certified mail, return receipt requested, five (5) days after mailing to the parties at their addresses set forth below (or to such other addresses as the parties may designate in accordance with the provisions of this Section):

        To Collateral Agent:            Congress Financial Corporation (Central),
                                          as Collateral Agent
                                        150 South Wacker Drive, Suite 2200
                                        Chicago, Illinois 60606-4202
                                        Attention:     Portfolio Manager
                                        Telecopy No.:  312-332-0424
                                        Telephone No.: 312-332-0420

        To Revolving Loan Agent and
        Revolving Loan Creditors:       Congress Financial Corporation (Central),
                                          as Agent
                                        150 South Wacker Drive, Suite 2200
                                        Chicago, Illinois 60606-4202
                                        Attention:     Portfolio Manager
                                        Telecopy No.:  312-332-0424
                                        Telephone No.: 312-332-0420

        To Term Loan Agent
         and Term Loan Creditors:       Ableco Finance LLC
                                          450 Park Avenue 28th Floor
                                        New York, New York 10022
                                        Attention:     Janet Silverman
                                        Telecopy No.:  212-891-1541
                                        Telephone No.: 212-891-2100

Collateral Agent, Revolving Loan Agent or Term Loan Agent may change the address(es) to which all notices, requests and other communications are to be sent to it by giving written notice of such address change to the other in conformity with this Section 6.6, but such change shall not be effective until notice of such change has been received by the other Creditors.

         6.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original with the same force and effect as if the signatures thereto and hereto were upon the same instrument.

         6.9 Governing Law. The validity, construction and effect of this Agreement shall be governed by the internal laws of the State of New York, but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

         6.10 CONSENT TO JURISDICTION: WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY (INCLUDING ITS APPELLATE DIVISION), AND OF ANY OTHER APPELLATE COURT IN THE STATE OF NEW YORK, FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

         6.11 Complete Agreement. This written Agreement is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement.

         6.12     No Third Parties Benefitted. Except as expressly provided in
Section 6.2, this Agreement is solely for the benefit of Creditors and their respective successors, participants and assigns, and no other person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

         6.13 Disclosures; Non-Reliance. Each Creditor has the means to, and shall in the future remain, fully informed as to the financial condition and other affairs of Borrower and neither Collateral Agent nor any Creditor shall have any obligation or duty to disclose any such information to any other Creditor. Except as expressly set forth in this Agreement, the parties hereto have not otherwise made to each other nor do they hereby make to each other any warranties, express or implied, nor do they assume any liability to each other with respect to: (a) the enforceability, validity, value or collectability of any of the Term Loan Debt or Revolving Loan Debt or any guarantee or security which may have been granted to any of them in connection therewith, (b) Borrower's title to or right to transfer any of the Collateral, or (c) any other matter except as expressly set forth in this Agreement.

         6.14 Term. This Agreement is a continuing agreement and shall remain in full force and effect until the indefeasible payment in full of the Revolving Loan Debt and Term Loan Debt in cash or other immediately available funds and the termination of the financing arrangements between Revolving Loan Creditors and Borrower.

         6.15 Lien Subordination. Nothing in this Agreement (including, without limitation, the definitions of Revolving Loan Debt or Term Loan Debt) shall be deemed to subordinate the right of Term Loan Creditors to receive payment to the right of Revolving Loan Creditors to receive payment (whether before or after the occurrence of any Insolvency Proceeding), it being the intent of the parties hereto that, to the extent provided in this Agreement, the Lien of Term Loan Creditors with respect to Collateral shall be junior to the Lien of Revolving Loan Creditors in the Collateral as a result of the Lien priorities provided for in this Agreement (so that all proceeds of Collateral shall, to the extent provided in this Agreement, be paid to Revolving Loan Creditors for application to Revolving Loan Debt before Term Loan Creditors shall receive any proceeds of such Collateral for application to the Term Loan
Debt).


               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.



                  CONGRESS FINANCIAL CORPORATION
                    (CENTRAL), as Collateral Agent



                  By:    /s/ RICHARD A. CINI, JR.
                         ------------------------------------
                  Title: VP
                         ------------------------------------



                  CONGRESS FINANCIAL CORPORATION
                    (CENTRAL), as a Revolving Loan Lender and
                    Revolving Loan Agent



                  By:    /s/ RICHARD A. CINI, JR.
                         ------------------------------------
                  Title: VP
                         ------------------------------------



                  ABLECO FINANCE LLC,
                    as Term Loan Agent and a Term Loan Lender



                  By:    /s/ KEVIN GENOA
                         ------------------------------------
                  Title: SVP
                         ------------------------------------



BANK OF AMERICA, N.A.,
  as a Revolving Loan Lender



By:    /s/ DEBRA A. RATHBERGER
       ------------------------
Title: Senior Vice President
       ------------------------

                                 ACKNOWLEDGMENT

         The undersigned hereby acknowledges and agrees to the foregoing terms and provisions. By its signature below, the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof.

         The undersigned hereby agrees that Collateral Agent and any Creditor holding Collateral does so as bailee (under the UCC) for the other Creditors which have a Lien on such Collateral and is hereby authorized to and may turn over to such other Creditors upon request therefor any such Collateral, after all obligations and indebtedness of the undersigned to the bailee Creditor have been fully paid and performed.

         The undersigned acknowledges and agrees that: (i) although it may sign this Agreement it is not a party hereto and does not and will not receive any right, benefit, priority or interest under or because of the existence of the foregoing Agreement, and (ii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the reasonable opinion of any of the Lenders to effectuate the provisions and purposes of the foregoing Agreement



                  ANCHOR GLASS CONTAINER CORPORATION



                  By:    /s/ RICHARD M. DENEAU
                         ---------------------------
                  Title: President
                         ---------------------------